Board of Directors
Michael Nouri,

Gentlemen,

Effective on March 5, 2006, I hereby resign from the Board of Directors of Smart Online, Inc. My decision to resign is solely due to the time demands required to fulfill my duties as a director of the Company which is more than I can dedicate due to my work, family and community commitments.

My decision to resign is not a result of any disagreement with the Company, nor any matter relating to the Company’s operations, policies or practices.

Very truly yours,

/s/ Frank J. Coll

Frank J. Coll